Amendment #2
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE May 1, 2008
Between
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE COMPANY)
And
RGA REINSURANCE COMPANY
 (THE REINSURER)

THE COMPANY and THE REINSURER have, by their respective officers, agreed to amend the above referenced agreement as set forth below with the amendment having the effective date of July 13, 2009.

1.	The PREAMBLE shall be replaced by the following:

Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey issue policies known as PruLife Custom Premier II (“VUL II”) and VUL Protector and reinsure this business with THE COMPANY.  Pramerica of Bermuda Life Assurance Company, Ltd. issues policies know as Private Placement Variable Universal Life (“PPVUL”) and reinsure this business with THE COMPANY.  Collectively, these three companies are known as “THE ISSUING COMPANIES.”  THE COMPANY reinsures certain VUL II, VUL Protector, and PPVUL policies with THE REINSURER as shown in Schedule A.

2.	SCHEDULE A, Section 1, POLICIES REINSURED, shall be replaced by the following:

POLICIES REINSURED:

This Agreement covers the following plans and policies:

•	PruLife Custom Premier II (May 2008 revision) (“VUL II”) – (Form Number VUL-2008 and all state variations)
•	Private Placement Variable Universal Life (“PPVUL”) – (Form Number PPVUL-2008)
•	Private Placement Variable Universal Life (January 2009 revision) (“PPVUL”) – (Form Number PPVUL-2008)
•	VUL Protector – (Form Number VULNT-2009)

The maximum issue age on any policy to be reinsured under this Agreement is 85 for VUL II and VUL Protector and 90 for PPVUL.

Excluded from reinsurance under this Agreement are the Accidental Death Benefits and Enhanced Disability Benefit included in the above-reinsured policies.  Also excluded from reinsurance under this Agreement are riders that provide additional life insurance on the lives of any dependent children of the policyholder.  Included under this Agreement is the Living Needs Benefit rider offered on VUL II and VUL Protector policies.  Living Needs Benefit is not available on PPVUL policies.

3.	SCHEDULE B, Section 1, STANDARD ANNUAL REINSURANCE PREMIUMS, shall be replaced by the following:

STANDARD ANNUAL REINSURANCE PREMIUMS

The standard annual reinsurance premiums per $1,000 of net amount at risk for all cessions of automatic and facultative reinsurance will be the product of the factors below and the rates in the table attached to this Schedule B.

VUL II

redacted

*  For issue ages 0-14, premiums will be based on the Nonsmoker tables.  For issue ages 15-17, premiums will be based on the Nonsmoker or Smoker table as appropriate.

VUL Protector

redacted

*  For issue ages 0-14, premiums will be based on the Nonsmoker tables.  For issue ages 15-17, premiums will be based on the Nonsmoker or Smoker table as appropriate.

PPVUL

redacted

Note that the above rating classes for VUL II/VUL Protector and PPVUL do not necessarily coincide.

4.	SCHEDULE B, Section 2, SUBSTANDARD ANNUAL REINSURANCE PREMIUMS, shall be replaced by the following:

SUBSTANDARD ANNUAL REINSURANCE PREMIUMS

The substandard extra premiums are available on classes 4 and 6 (Non-Smoker and Smoker).  For substandard issues, the substandard extra reinsurance premium (plus any flat extra) is payable for 20 years.  After this period, the base reinsurance premium (plus any flat extra) is payable until the end of the premium paying period.

The substandard extra annual reinsurance premiums per $1,000 for substandard issues will be the product of the base reinsurance premiums per $1,000 and the factor for the appropriate rating class.

VUL II and VUL Protector

The factor is a product of the 90% substandard adjustment percentage and the substandard mortality multiple for the rating class.  Note that this is the total premium per $1000, including both the base and substandard extra premium rates.

The factors are as follows:

redacted

PPVUL

The factor is a product of the 95% substandard adjustment percentage and the substandard mortality multiple for the rating class.  Note that this is the total premium per $1000, including both the base and substandard extra premium rates.

The factors are as follows:

redacted

5.	SCHEDULE B, Section 5, AGE BASIS, shall be replaced by the following:

AGE BASIS

•	VUL - Age Last Birthday
•	VUL Protector - Age Last Birthday
•	PPVUL - Age Nearest Birthday

YRT-VUL 2008/PPVUL-2008-RGA-PICA-2

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	RGA REINSURACE COMPANY

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

YRT-VUL 2008/PPVUL-2008-RGA-PICA-2